As filed with the Securities and Exchange Commission on April 20, 2026

Registration No. 333-59277

Registration No. 333-95167

Registration No. 333-65884

Registration No. 333-40384

Registration No. 333-117431

Registration No. 333-135400

Registration No. 333-152635

Registration No. 333-159834

Registration No. 333-189955

Registration No. 333-220091

Registration No. 333-234216

Registration No. 333-248420

Registration No. 333-272233

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-59277

FORM S-8 REGISTRATION STATEMENT NO. 333-95167

FORM S-8 REGISTRATION STATEMENT NO. 333-65884

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8 TO

REGISTRATION STATEMENT ON FORM S-4 NO. 333-40384

FORM S-8 REGISTRATION STATEMENT NO. 333-117431

FORM S-8 REGISTRATION STATEMENT NO. 333-135400

FORM S-8 REGISTRATION STATEMENT NO. 333-152635

FORM S-8 REGISTRATION STATEMENT NO. 333-159834

FORM S-8 REGISTRATION STATEMENT NO. 333-189955

FORM S-8 REGISTRATION STATEMENT NO. 333-220091

FORM S-8 REGISTRATION STATEMENT NO. 333-234216

FORM S-8 REGISTRATION STATEMENT NO. 333-248420

FORM S-8 REGISTRATION STATEMENT NO. 333-272233

UNDER

THE SECURITIES ACT OF 1933

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	77-0469558
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Heritage Commerce Corp

224 Airport Parkway

San Jose, CA 95110

(408) 947-6900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

E. Allen Nicholson

Executive Vice President and Chief Financial Officer

CVB Financial Corp.

701 N. Haven Ave, Ste 350

Ontario, California 91764

(909) 980-4030

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Craig D. Miller, Esq.

Veronica Lah, Esq.

Manatt, Phelps & Phillips, LLP

One Embarcadero Center, 30th Floor

San Francisco, California 94111

(415) 291-7400

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This post-effective amendment (the “Post-Effective Amendment”) relate to each of the following Registration Statements on Form S-8 (each a “Registration Statement” and collectively, the “Registration Statements”) filed by Heritage Commerce Corp (the “Registrant”):

•

Registration Statement on Form S-8 (File No. 333-59277), filed with the Securities and Exchange Commission (“SEC”) on July 17, 1998, registering 25,000 shares of the Registrant’s Common Stock, no par value per share (the “Common Stock”) issuable pursuant to the Heritage Commerce Corp Employee Stock Ownership Plan and 1,106,169 shares of the Common Stock and related options issuable pursuant to the Heritage Commerce Corp Amended and Restated 1994 Tandem Stock Option Plan.

•

Registration Statement on Form S-8 (File No. 333-95167), filed with the SEC on January 21, 2000, registering 162,576 shares of the Common Stock and related options issuable pursuant to the Heritage Commerce Corp Amended and Restated 1994 Tandem Stock Option Plan.

•

Registration Statement on Form S-8 (File No. 333-65884), filed with the SEC on July 26, 2001, registering 500,000 shares of the Common Stock and related options issuable pursuant to the Heritage Commerce Corp Amended and Restated 1994 Tandem Stock Option Plan.

•

Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (initially filed with the SEC on June 29, 2000) (File No.  333-40384), filed with the SEC on September 29, 2003, registering 375,600 shares of the Common Stock issuable pursuant to the Bank of Los Altos 1995 Stock Options Plan.

•

Registration Statement on Form S-8 (File No. 333-117431), filed with the SEC on July 16, 2004, registering 300,000 shares of the Common Stock issuable pursuant to the Heritage Commerce Corp 2004 Stock Option Plan.

•

Registration Statement on Form S-8 (File No. 333-135400), filed with the SEC on June 28, 2006, registering 550,000 shares of the Common Stock issuable pursuant to the Heritage Commerce Corp 2004 Stock Option Plan.

•

Registration Statement on Form S-8 (File No. 333-152635), filed with the SEC on July 30, 2008, registering 900,000 shares of the Common Stock issuable pursuant to the Heritage Commerce Corp 2004 Stock Option Plan.

•

Registration Statement on Form S-8 (File No. 333-159834), filed with the SEC on June 8, 2009, registering 51,000 shares of the Common Stock issuable pursuant to a Restricted Stock Agreement dated March 17, 2005 entered into between the Registrant and one of its executive officers.

•

Registration Statement on Form S-8 (File No. 333-189955), filed with the SEC on July 15, 2013, registering 1,750,000 shares of the Common Stock issuable pursuant to the Heritage Commerce Corp 2013 Equity Incentive Plan.

•

Registration Statement on Form S-8 (File No. 333-220091), filed with the SEC on August 22, 2017, registering 1,250,000 shares of the Common Stock issuable pursuant to the Heritage Commerce Corp 2013 Equity Incentive Plan.

•

Registration Statement on Form S-8 (File No. 333-234216), filed with the SEC on October 15, 2019, registering 911,545 shares of Common Stock issuable pursuant to the Presidio Bank 2016 Equity Incentive Plan and outstanding awards thereunder and 265,212 shares of Common Stock issuable pursuant to the Presidio Bank Amended and Restated 2006 Stock Option Plan and outstanding awards thereunder.

•

Registration Statement on Form S-8 (File No. 333-248420), filed with the SEC on August 26, 2020, registering 2,000,000 shares of the Common Stock issuable pursuant to the Heritage Commerce Corp 2013 Equity Incentive Plan.

•

Registration Statement on Form S-8 (File No. 333-272233), filed with the SEC on May 26, 2023, registering 1,421,531 shares of the Common Stock issuable pursuant to the Heritage Commerce Corp 2023 Equity Incentive Plan.

On April 17, 2026, pursuant to the Agreement and Plan of Reorganization and Merger, dated as of December 17, 2025 (the “Merger Agreement”), by and between the Registrant and CVB Financial Corp., a California corporation (“CVBF”), the Registrant merged with and into CVBF (the “Merger”), with CVBF continuing as the surviving corporation.

As a result of the transactions contemplated by the Merger Agreement, including the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by the Registrant in such Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under such Registration Statements but that remain unsold at the termination of the offerings, the Registrant hereby removes from registration any and all securities of the Registrant registered for sale under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ontario, State of California, on April 20, 2026.

CVB FINANCIAL CORP.
a California corporation
(as successor by merger to the registrant)

Date: April 20, 2026	By:	/s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.